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                                                                     EXHIBIT 4.2

E-HOUSE (CHINA) HOLDINGS LIMITED                                     SPECIMEN

Number:
XX

Ordinary Shares:
XX

Issued to:
XX

Dated
XX

Transferred from:
XX
XX


                        E-HOUSE (CHINA) HOLDINGS LIMITED
               (Incorporated under the laws of the Cayman Islands)

Number                                                           Ordinary Shares
XX                                                                            XX

                      US$80,000 Share Capital divided into
         57,272,728 Ordinary Shares of a par value of US$0.001 each and
      22,727,272 Series A Preferred Shares of a par value of US$0.001 each

THIS IS TO CERTIFY THAT XX is the registered holder of XX Ordinary Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on                 2007.

                        DIRECTOR _________________________________________

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      TRANSFER

I                                        (the Transferor) for the value received

DO HEREBY transfer to                                       (the Transferee) the

                                               shares standing in my name in the

undertaking called E-HOUSE (CHINA) HOLDINGS LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

___________________________                          ___________________________
Witness                                              Transferor